Exhibit 1.1

FLOWSERVE CORPORATION

€500,000,000

1.250% Senior Notes due 2022

UNDERWRITING AGREEMENT

March 10, 2015

J.P. Morgan Securities plc

Merrill Lynch International

Underwriting Agreement

March 10, 2015

J.P. MORGAN SECURITIES PLC

MERRILL LYNCH INTERNATIONAL

As Representatives of the several Underwriters

c/o J.P. MORGAN SECURITIES PLC

25 Bank Street

London E14 5JP

United Kingdom

c/o MERRILL LYNCH INTERNATIONAL

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Introductory. Flowserve Corporation, a New York corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of €500,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2022 (the “Notes”). J.P. Morgan Securities plc and Merrill Lynch International have agreed to act as representatives of the several Underwriters (in such capacity, collectively, the “Representatives”) in connection with the offering and sale of the Notes. To the extent there are no additional underwriters listed on Schedule A to this Underwriting Agreement (this “Agreement”) other than the Representatives, the term “Representatives” as used herein shall mean the Representatives as the Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.

The Notes will be issued pursuant to an indenture, dated as of September 11, 2012 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by that certain Third Supplemental Indenture, to be dated as of March 17, 2015 (the “Third Supplemental Indenture”), among the Company, the subsidiary guarantors party thereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and the Trustee. The Base Indenture as amended and supplemented by the Third Supplemental Indenture is referred to herein as the “Indenture”). The Notes will be guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors pursuant to their guarantee set forth in the Indenture (each a “Guarantee” and collectively, the “Guarantees”). The Notes and the Guarantees are referred to herein collectively as the “Securities.”

The Notes will be issued in book-entry form and deposited with a common depositary or its nominee (the “Common Depository”) on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”).

The Company and the Subsidiary Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-183634), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement;” provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the Initial Sale Time (defined below), which time shall be considered the new effective date of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B under the Securities Act. The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 9:53 a.m., New York City time, on March 10, 2015 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company and the Subsidiary Guarantors hereby confirm their agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Subsidiary Guarantors.

The Company and each of the Subsidiary Guarantors, jointly and severally, hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement became effective under the Securities Act upon filing with the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

At each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act and (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated February 23, 2015, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus),

(iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Initial Sale Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company will promptly notify the Representatives and amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

g) Distribution of Offering Material by the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities, other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other free writing prospectuses reviewed and consented to by the Representatives and listed on Annex II hereto (each an “Other Free Writing Prospectus”). Each such Other Free Writing Prospectus, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Other Free Writing Prospectuses based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

j) Authorization of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Third Supplemental Indenture has been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Subsidiary Guarantors and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k) Authorization of the Notes. On the Closing Date, the Notes to be purchased by the Underwriters from the Company will be in the form contemplated by the Indenture, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l) Authorization of the Guarantees. The Guarantee by each Subsidiary Guarantor has been duly and validly authorized by such Subsidiary Guarantor and when duly endorsed on the Notes by such Subsidiary Guarantor in accordance with the terms of the Indenture and upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

m) Description of the Securities and the Indenture. The Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”).

o) Independent Accountants. PricewaterhouseCoopers LLP, who has audited certain of the Company’s financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and is an independent registered public accounting firm with the Public Company Accounting Oversight Board.

p) Incorporation and Good Standing of the Company, Subsidiary Guarantors and Significant Subsidiaries. The Company, each Subsidiary Guarantor and each other subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated or formed; is an existing corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate or other organizational) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect (i) on the condition, financial or otherwise, or in the earnings, management, business, properties or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole or (ii) on the ability of the Company or the Subsidiary Guarantors to perform their respective obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture, the Notes and the Guarantees (each, a “Material Adverse Effect”). The Company and each of the Subsidiary Guarantors has all requisite power and authority (corporate and other organizational) to enter into the Operative Documents to which each is a party and to authorize, issue and sell the Notes and the Guarantees, as the case may be, as contemplated by this Agreement.

q) Capitalization and Other Matters. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of each Subsidiary Guarantor and of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and the shares of capital stock of each Subsidiary Guarantor and of each Significant Subsidiary are owned free from liens, encumbrances and defects, except as (i) would not, individually or in the aggregate, have a Material Adverse Effect or (ii) disclosed in the Disclosure Package and the Prospectus.

r) No Further Authorizations or Approvals Required. No consent, approval, authorization, or order of, or registration or filing with, any governmental or regulatory authority or agency or body or any court with jurisdiction over the Company, any Subsidiary Guarantor or any of their respective properties is required to be obtained or made by the Company or any of the Subsidiary Guarantors for the Company’s or any Subsidiary Guarantor’s execution, delivery or performance of this Agreement and consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained and made or will be obtained and made prior to the date hereof under the 1933 Act (provided, however, a filing with the Commission pursuant to Rule 424(b), Rule 430, Rule 430B or Rule 433 may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule) and such as may be required under state securities or blue sky laws.

s) No Conflicts. None of the Company, the Subsidiary Guarantors or any Significant Subsidiary is (i) in violation of its articles of incorporation, charter, by-laws or other constitutive documents, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company, any Subsidiary Guarantor or any Significant Subsidiary

is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule or regulation, or any judgment, order or decree of any court or arbitrator or governmental or regulatory body having jurisdiction over it or any of its properties, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate have a Material Adverse Effect or as otherwise disclosed in the Disclosure Package and the Prospectus. The execution, delivery and performance of the Operative Documents by the Company and the Subsidiary Guarantors, and consummation of the transactions herein contemplated, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate or other entity action and will not result in any violation of the articles of incorporation, charter or by-laws (or comparable constitutive documents) of the Company, any Subsidiary Guarantor or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule or regulation, or any judgment, order or decree of any court or arbitrator or governmental or regulatory body having jurisdiction over it or any of its properties, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, any Subsidiary Guarantor or any Significant Subsidiary, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any Subsidiary Guarantor or any Significant Subsidiary.

t) Title to Properties. Except as disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has (A) good and indefeasible title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (C) valid title to (in the case of all other personal property), all of its respective properties and assets reflected in the Company’s consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus free and clear of all liens, encumbrances and defects, except for such failures to have such title to or interests in, and for such liens, encumbrances and defects, as would not, individually or in the aggregate, have a Material Adverse Effect.

u) All Necessary Permits. The Company, the Subsidiary Guarantors and each other subsidiary of the Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect.

v) Labor Matters. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company or any of the Subsidiary Guarantors, is imminent and, to the knowledge of the Company and the Subsidiary Guarantors, there is no existing or imminent labor dispute by the employees of the Company’s or any of its subsidiaries’ principal suppliers, contractors or customers that, in each case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

w) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s and the Subsidiary Guarantors’ knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in the conduct of the Company’s or any subsidiary of the Company’s business as now conducted or as proposed in the Disclosure Package or the Prospectus to be conducted, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.

x) Compliance with Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus, and except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect:

(i) the Company, the Subsidiary Guarantors and the other subsidiaries of the Company (A) are conducting and have conducted their respective businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) possess, and are and have been in compliance with, any and all permits, licenses or registrations required under Environmental Laws for the conduct of their respective businesses or operations (“Environmental Permits”); (C) have not, pursuant to any contract or agreement, assumed any responsibility or obligation for any liability under any Environmental Laws or any presence, spill or release of any Hazardous Substances (as defined below), in each case, known to the Company or its subsidiaries; (D) have not received any written notice from a governmental authority or any other third party alleging any violation of any Environmental Law or liability thereunder (including, without limitation, liability as a “potentially responsible party” for costs of investigating or remediating property impacted by Hazardous Substances and/or for damages to natural resources); and (E) are not subject to any pending or, to the knowledge of the Company or the Subsidiary Guarantors, threatened claim, action, suit or other legal proceeding under any Environmental Laws (“Environmental Claim”) against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(ii) to the knowledge of the Company and the Subsidiary Guarantors, there are no recently-enacted Environmental Laws or unsatisfied conditions in any Environmental Permit that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures in the current year or the next three (3) years to maintain the Company’s or any of its subsidiaries’ compliance with Environmental Laws or with their respective Environmental Permits;

(iii) the Company, the Subsidiary Guarantors and the other subsidiaries of the Company do not rely on any third party for any indemnity for, or the contractual assumption of, any material remediation obligation or liability under Environmental Law, and the Company and the Subsidiary Guarantors do not have reasonable cause to believe that any such third party will default in its obligation to comply with such indemnity or contractual assumption; and

(iv) the Company and the Subsidiary Guarantors do not have reasonable cause to believe that any third party insurer will default in its obligation to comply with any insurance coverage with respect to any material remediation obligation or liability of the Company or any of its subsidiaries under Environmental Law.

As used in this paragraph, “Environmental Laws” means any federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, directives, requirements and common law, and any legally enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health from exposure to Hazardous Substances or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, land surface or subsurface strata,

(iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species, or (v) the investigation, remediation or cleanup of, or exposure to, any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means chemicals, pollutants, contaminants or hazardous, dangerous, radioactive or toxic substances, materials, constituents or wastes, including petroleum, petroleum products and their breakdown constituents, asbestos and asbestos-containing materials, lead-based paint, or polychlorinated biphenyls.

y) No Undisclosed Material Action or Proceeds. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any subsidiary of the Company or any of their respective properties that, if determined adversely to the Company or any subsidiary of the Company, would, individually or in the aggregate, have a Material Adverse Effect; and no such actions, suits or proceedings are, to the Company’s or any Subsidiary Guarantor’s knowledge, threatened or contemplated. There are no legal or governmental actions, suits or proceedings pending or, to Company’s knowledge, threatened that are required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package and are not so disclosed.

z) Financial Statements and Financial Information. The consolidated financial statements of the Company and its consolidated subsidiaries, together with the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements comply in all material respects as to form with the accounting requirements of the Securities Act and have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein or as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The summary financial information included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been derived from the financial statements included in the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language furnished with the Exchange Act filings incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All non-GAAP financial information included in the Registration Statement, if any, complies with the requirements of Item 10 of Regulation S-K under the Securities Act.

aa) Not an Investment Company. None of the Company or any Subsidiary Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940.

bb) Insurance. The Company and the subsidiaries of the Company are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the subsidiaries of the Company against theft, damage, destruction, acts of vandalism and earthquakes. All material policies of insurance insuring the Company and any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew their respective existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary to conduct their respective businesses as now conducted and at a cost that would not have a Material Adverse Effect.

cc) No Price Stabilization or Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been reasonably expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

dd) Internal Controls. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiencies in the Company’s and its subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no adverse change in the Company’s or any subsidiary’s internal control over financial reporting, in either case of clause (i) or (ii) preceding that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s and its subsidiaries’ internal control over financial reporting, on a consolidated basis.

ee) Disclosure Controls and Procedures. The Company and its subsidiaries, on a consolidated basis, maintain a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act. The Company’s management has carried out evaluations, with the participation of the Company’s principal executive and principal financial officers, of the effectiveness of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

ff) Regulation T, U or X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

hh) No Unlawful Contributions or Other Payments. Except as disclosed in the Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

ii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

jj) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions where being so located, organized or resident would violate any Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any country that is the subject or target of Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, in each case, to the extent that such Sanctions are applicable to such business or person.

kk) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by an officer of the Company or any Subsidiary Guarantor and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) The Securities. The Company and the Subsidiary Guarantors agree to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Subsidiary Guarantors the aggregate principal amount of Notes, together with the related Guarantees, set forth opposite their names on Schedule A at a purchase price of 98.786% of the principal amount of the Notes, payable on the Closing Date, plus any additional principal amount of Securities which the Underwriters may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Securities shall be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

b) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described and subject to the limitations set forth in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

c) Payment for and Delivery of the Securities. The Company will deliver against payment of the purchase price the Notes and the Guarantees in the form of one or more permanent global securities in definitive form (the “Global Securities”). Payment for the Securities shall be made in euro by the Underwriters by wire transfer to an account specified by the Company (at least forty-eight hours in advance) on or about 10:00 A.M., London time, on March 17, 2015, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine (such time and date, the “Closing Date”). The Company shall deliver, or cause to be delivered, through the facilities of the Common Depository, unless the Representatives shall otherwise instruct, for the accounts of the several Underwriters, Global Securities on the Closing Date against the irrevocable release of a wire transfer of same day funds for the amount of the purchase price therefor. The Global Securities shall be in such denominations and registered with the Common Depository and shall be made available for checking at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at least 24 hours prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

It is understood that the Common Depository has been authorized by the Representatives, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. Each of the Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

SECTION 3. Covenants of the Company and the Subsidiary Guarantors.

The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Subsidiary Guarantors will effect the filings required pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b), and will take such steps as the Company deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 were received for filing by the Commission and, in the event that any of them was not, the Company will promptly file such document. The Company and the Subsidiary Guarantors will use their reasonable best efforts to prevent the issuance of any stop order referred to above and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During the period beginning on the Execution Date and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Copies of the Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein).

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.

e) Continued Compliance with Securities Laws. The Company and the Subsidiary Guarantors will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any applicable federal securities law, the Company will (i) notify the Representatives of any such event, development or condition and (ii) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company and the Subsidiary Guarantors shall (i) cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, (ii) comply with such laws and (iii) continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or the Subsidiary Guarantors shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company and the Subsidiary Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

h) Eligibility for Settlement. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through Euroclear and Clearstream.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis (including any extensions permitted by Rule 12b-25 under the Exchange Act), with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, none of the Company or the Subsidiary Guarantors will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Subsidiary Guarantor similar to the Notes or the Guarantees or securities exchangeable for or convertible into debt securities similar to the Notes or the Guarantees (other than as contemplated by this Agreement with respect to the Securities).

k) Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l) Permitted Free Writing Prospectuses. Each of the Company and the Subsidiary Guarantors represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free

Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I or Annex II to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Subsidiary Guarantors agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Subsidiary Guarantors consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) of the Securities Act.

o) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company and the Subsidiary Guarantors will comply, in all material respects, with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use their commercially reasonable efforts to cause the directors and officers of the Company and the Subsidiary Guarantors, in their capacities as such, to comply, in all material respects, with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

p) No Manipulation of Price. None of the Company or the Subsidiary Guarantors will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or any Subsidiary Guarantor to facilitate the sale or resale of the Securities.

q) Listing. The Company shall use its reasonable best efforts to effect the admission and listing of the Securities on The New York Stock Exchange within 30 days of the Closing Date.

r) Use of Proceeds in Compliance with Applicable Law. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any country that is the subject or target of Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, in each case, to the extent that such Sanctions are applicable to such business or person.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company and the Subsidiary Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Subsidiary Guarantors’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company and the Subsidiary Guarantors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, during the Prospectus Delivery Period but not exceeding nine months after the date of the Initial Sale Time, and the mailing and delivering of copies thereof to the Underwriters and dealers involved in the offer and sale of the Securities, this Agreement and the Indenture, (v) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the Company’s officers and other representatives and any such consultants, and the cost of aircraft and other transportation chartered by the Company in connection with the road show, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Subsidiary Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, in an amount not to exceed $5,000, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities (in an amount not to exceed $10,000), (viii) the fees and expenses of the Trustee, including the reasonable fees and expenses of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities with the ratings agencies, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities for “book-entry” transfer by the Common Depositary for Euroclear and Clearstream, (xi) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange, (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses on a pro rata basis, including the fees and expenses of their counsel and travel and lodging expenses of any representatives of the Underwriters, including their proportionate share of any chartered aircraft or other transportation.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Subsidiary Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

a) Compliance with Registration Requirements; No Stop Order. For the period from and after the Execution Time and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities or preferred equity securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

e) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Baker & McKenzie LLP, counsel for the Company, dated as of such Closing Date, in the form previously agreed between such counsel and counsel for the Underwriters.

f) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or a Senior Vice President of the Company and the principal financial or accounting officer of the Company on behalf of the Company and each Subsidiary Guarantor, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of such officers, threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company and the Subsidiary Guarantors have satisfied all the conditions and complied in all material respects with all the agreements hereunder on their respective parts to be satisfied or performed hereunder at or prior to such Closing Date.

h) Exchange Listing. An application for the listing of the Securities on the New York Stock Exchange shall have been filed.

i) Depositary. The Notes shall have been determined eligible for clearance and settlement through Euroclear and Clearstream.

j) Additional Documents. At the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or fulfillment of the agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 18 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 12, or if the sale to the Underwriters of the Securities on the

Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters in the case of termination pursuant to Section 5 or Section 12 hereof or the non-defaulting Underwriters, in the case of termination pursuant to Section 10 hereof, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and expenses of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, employees, officers, selling agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, employee, officer, selling agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Other Free Writing Prospectus, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any roadshow or investor presentation made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, employee, officer, selling agent and controlling person for any and all expenses (including the reasonable fees and expenses of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, employee, officer, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement, any Other Free Writing Prospectus, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, the Subsidiary Guarantors and their Respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Subsidiary Guarantor and their respective directors, each of their respective officers who signs the Registration Statement and each person, if any, who controls the Company or a Subsidiary Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Subsidiary Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Other Free Writing Prospectus, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or any roadshow or investor presentation made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Other Free Writing Prospectus, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and to reimburse the Company, any Subsidiary Guarantor, or any such director, officer or controlling person for any legal and other expense (including the reasonable fees and expenses of counsel) reasonably incurred by the Company, such Subsidiary Guarantor, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Subsidiary Guarantors hereby acknowledge that the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement, any Other Free Writing Prospectus, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any roadshow or investor presentation made to investors by the Company (whether in person or electronically) is the following information included under the caption “Underwriting (Conflicts of interest)” in such documents: (i) the names in the first column “Underwriters” under the heading “Underwriting (Conflicts of Interest)” in the table in the first paragraph; (ii) the first paragraph under the subcaption “Discounts”; (iii) the third sentence in the paragraph under the subcaption “New issue of notes” concerning certain market making activities of the underwriters; (iv) the first paragraph, second paragraph and (except to the extent any statement is with respect to the Company) the third paragraph under the subcaption “Short positions”; (v) the second paragraph under the subcaption “Other relationships”; and (vi) the last sentence in the paragraph under the subcaption “Conflicts of interest.” The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, provided, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party promptly after receiving such notice from such indemnified party; provided, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm, in the case of indemnified parties described in Section 8(a), shall be designated in writing by the relevant Underwriters and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover page of the Prospectus. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, employee,officer and selling agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Subsidiary Guarantors, each officer of the Company or any Subsidiary Guarantor who signs the Registration Statement, and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and a Subsidiary Guarantor.

SECTION 10. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds

10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 18 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of Merrill Lynch International and J.P. Morgan Securities plc and references to “Settlement Lead Manager” shall be deemed to refer to Merrill Lynch International. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

SECTION 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by federal or New York banking authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States or the European Union, or any change in the United States or international financial markets, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 18 shall survive such termination and remain in full force and effect.

SECTION 13. No Fiduciary Duty. Each of the Company and the Subsidiary Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Subsidiary Guarantors, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Subsidiary Guarantors is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or any Subsidiary Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Subsidiary Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Subsidiary Guarantor on other matters) and no Underwriter has any obligation to the Company or any Subsidiary Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Subsidiary Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Subsidiary Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company and the Subsidiary Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Subsidiary Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, any Subsidiary Guarantor, the officers or employees of the Company or any Subsidiary Guarantor, or any person controlling the Company or any Subsidiary Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J.P. Morgan Securities plc

25 Bank Street

London E14 5JP

United Kingdom

Facsimile: +44 203-493-0682

Attention: High of Debt Syndicate and Head of EMEA Debt Capital

Markets Group, Legal

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Facsimile: +44 207-995-2968

Attention: Syndicate Desk

with a copy to:

Cravath, Swaine &Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Andrew J. Pitts

If to the Company:

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

Facsimile: (972) 443-6910

Attention: Jay Roueche

with a copy to:

Baker & McKenzie LLP

2300 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Facsimile: (214) 965-5989

Attention: Crews Lott

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, employees, officers, selling agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. Research Analyst Independence. The Company and the Subsidiary Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company and the Subsidiary Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or any Subsidiary Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or any Subsidiary Guarantor by such Underwriters’ investment banking divisions. The Company and the Subsidiary Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Stabilization. In connection with the issue of the Securities, Merrill Lynch International (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

SECTION 21. General Provisions. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Subsidiary Guarantors and the several Underwriters with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FLOWSERVE CORPORATION

By:	/s/ John E. Roueche, III
Name:	John E. Roueche, III
Title:	Vice President, Investor Relations and Treasurer

[Signature Page to Underwriting Agreement]

SUBSIDIARY GUARANTORS:

Flowserve Holdings, Inc.
Flowserve International, Inc.
Flowserve US Inc.

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Vice President

Flowserve Management Company

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Vice President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ John Cavanagh
Name:	John Cavanagh
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES PLC

By:	/s/ Marc Lewell
Name:	Marc Lewell
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Franck Hergault
Name:	Franck Hergault
Title:	Managing Director

By:	/s/ Bernard du Boislouveau
Name:	Bernard du Boislouveau
Title:	Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MIZUHO INTERNATIONAL PLC

By:	/s/ Mark Wheatcroft
Name:	Mark Wheatcroft
Title:	Senior Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Reyes Bover
Name:	Reyes Bover
Title:	Managing Director

By:	/s/ Sandra De Las Lavadas
Name:	Sandra De Las Lavadas
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BNP PARIBAS

By:	/s/ Hugh Pryse-Davies
Name:	Hugh Pryse-Davies
Title:	Authorized Signatory

By:	/s/ Camille Munuera
Name:	Camille Munuera
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

HSBC BANK PLC

By:	/s/ Karl Allen
Name:	Karl Allen
Title:	Director Transaction Management Group EMEA Debt Capital Markets

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

LLOYDS BANK PLC

By:	/s/ Gemma Dennis
Name:	Gemma Dennis
Title:	Associate Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By:	/s/ An-chi Chen-Tanner
Name:	An-chi Chen-Tanner
Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
J.P. Morgan Securities plc	€175,000,000
Merrill Lynch International	175,000,000
Crédit Agricole Corporate and Investment Bank	25,000,000
Mizuho International plc	25,000,000
Wells Fargo Securities, LLC	25,000,000
Banco Bilbao Vizcaya Argentaria, S.A	15,000,000
BNP Paribas	15,000,000
HSBC Bank plc	15,000,000
Lloyds Bank plc	15,000,000
Mitsubishi UFJ Securities International plc	15,000,000

Total	€500,000,000

ANNEX I

Issuer Free Writing Prospectuses Included in Pricing Disclosure Package

Final Term Sheet dated March 10, 2015

ANNEX II

Other Free Writing Prospectuses

Electronic (Net roadshow) road show of the Company used in connection with the offering of the Securities

EXHIBIT A

Form of Final Term Sheet

Free Writing Prospectus

(To Prospectus dated August 30, 2012 and

Preliminary Prospectus Supplement dated February 23, 2015)

€500,000,000

Flowserve Corporation

1.250% Senior Notes due 2022

Final Term Sheet

March 10, 2015

Issuer:	Flowserve Corporation

Size:	€500,000,000

Maturity Date:	March 17, 2022

Listing:	Flowserve Corporation intends to apply to list the Notes on the New York Stock Exchange.

Coupon (Interest Rate):	1.250%

Yield to Maturity:	1.350%

Spread to Benchmark Bund:	Bund + 138 bps

Benchmark Bund:	2.000% due January 4, 2022

Benchmark Bund Price / Yield:	€113.850/-.03%

Spread to Mid-swaps:	+92 bps

Mid-swap rate:	0.430%

Interest Payment Dates:	Annually on March 17, commencing on March 17, 2016.

Day Count Convention:	Actual/Actual (ICMA)

Currency of Denomination:	Euro (€)

Currency of Payment:	Euro (€)

Form and Denomination:	Book-entry only form represented by one or more global securities deposited with a common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System. Denominations of €100,000 and integral multiples of €1,000 in excess thereof

Make-Whole Call:	Make-whole at Bund + 25 bps (before December 17, 2021 (three months prior to the Maturity Date)) plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Par Call:	At any time on or after December 17, 2021 (three months prior to the Maturity Date), the Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Redemption for Tax Reasons:	The Notes are redeemable upon the occurrence of specified tax events described under the caption “Description of the notes and guarantees—Redemption for tax reasons” in the prospectus supplement.

Price to Public:	99.336%

Trade Date:	March 10, 2015

Settlement Date*:	March 17, 2015 (T+5)

CUSIP / ISIN / Common Code:	34354P AE5 / XS1196536731 / 119653673

Joint Book-Running Managers:	J.P. Morgan Securities plc
Merrill Lynch International

Senior Co-Managers:	Crédit Agricole Corporate and Investment Bank
Mizuho International plc
Wells Fargo Securities, LLC

Co-Managers	Banco Bilbao Vizcaya Argentaria, S.A.
BNP Paribas
HSBC Bank plc
Lloyds Bank plc
Mitsubishi UFJ Securities International plc

Stabilization:	Stabilization/FCA

Underwriting (Conflicts of interest):	Each of the underwriters or affiliates thereof are lenders under our bank credit facility. Because all or a portion of the net proceeds of this offering may be used to repay borrowings under our bank credit facility, certain of the underwriters or their respective affiliates may each receive more than 5% of the proceeds of this offering and, therefore, each of the underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. This offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no qualified independent underwriter (as defined in FINRA Rule 5121) is required because the notes offered are investment grade rated (as defined in FINRA Rule 5121). To comply with FINRA Rule 5121, none of the underwriters will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

Additional Information:

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State.

On March 24, 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from January 1, 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Austria is required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The changes referred to above will broaden the types of payments subject to withholding in those Member States which operate a withholding system when they are implemented.

The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

The proposed Financial Transactions Tax (‘‘FTT’’)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating member states”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of notes should, however, be exempt. Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State. Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

*	It is expected that delivery of the notes will be made against payment therefor on or about March 17, 2015, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the pricing date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter participating in this offering can arrange to send you the prospectus supplement and accompanying prospectus if you request it by calling J.P. Morgan Securities plc at +44 207-134-2468, or by calling Merrill Lynch International toll-free at (800) 294-1322 or emailing dg.prospectus_requests@baml.com.